Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Alejandro Hoyos

U.S. Bank National Association

8 Greenway Plz Ste 1100, Houston, Texas 77046-0892

(713) 212-7576

(Name, address and telephone number of agent for service)

Enable Midstream Partners, LP

(Issuer with respect to the Securities)

Delaware	72-1252419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Leadership Square 211 North Robinson Avenue, Suite 150 Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Senior Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.    AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, Texas on the 7th day of May, 2018.

By:	/s/ ALEJANDRO HOYOS
Alejandro Hoyos Vice President

Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Joseph Otting, Comptroller of the Currency, do hereby certify that:

l. The Comptroller of the Currency, pursuant to Revised Statutes.324, el seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today;

January 23, 2018, I have hereunto

subscribed my name and caused my seal

of office to be affixed to these presents at

the U.S. Department of the Treasury, in

the City of Washington, District of

Columbia

Comptroller of the Currency

Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Joseph Otting, Comptroller of the Currency, do here by certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand arid seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a; and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

January 23, 2018, I have hereunto

subscribed my name and caused my seal of

office to be affixed to these presents at the

U.S. Department of the Treasury, in the City

of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 7, 2018

By:	/s/ ALEJANDRO HOYOS
Alejandro Hoyos Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2018

($000’s)

3/31/2018

Assets
Cash and Balances Due From Depository Institutions	$19,210,762
Securities	110,797,912
Federal Funds	49,966
Loans & Lease Financing Receivables	278,268,217
Fixed Assets	4,035,404
Intangible Assets	13,036,496
Other Assets	26,856,978

Total Assets	$452,255,735
Liabilities
Deposits	$355,061,230
Fed Funds	931,593
Treasury Demand Notes	0
Trading Liabilities	681,501
Other Borrowed Money	32,101,111
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	13,027,872

Total Liabilities	$405,103,307
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	32,071,141
Minority Interest in Subsidiaries	796,172

Total Equity Capital	$47,152,428
Total Liabilities and Equity Capital	$452,255,735